SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2013

HARRIS TEETER SUPERMARKETS, INC.

(Exact Name of Registrant as Specified in its Charter)

North Carolina

(State or Other Jurisdiction

of Incorporation)

1-6905	56-0905940
(Commission File Number)	(I.R.S. Employer Identification No.)

701 Crestdale Road Matthews, North Carolina	28105
(Address of Principal Executive Offices)	(Zip Code)

(704) 844-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

X	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 8, 2013, Harris Teeter Supermarkets, Inc., a North Carolina corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Kroger Co., a corporation formed under the laws of Ohio (“Parent”) and Hornet Acquisition, Inc., a North Carolina corporation and wholly owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Parties”), pursuant to, and subject to the terms and conditions of, which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

The Board of Directors of the Company unanimously determined that the Merger Agreement, including all exhibits and schedules attached thereto is fair, advisable and in the best interests of the Company and its shareholders, adopted the Merger Agreement and approved its execution and the performance of the transactions contemplated thereby, and unanimously resolved to recommend that the Company’s shareholders vote to adopt and approve the Merger Agreement and the Merger.

At the effective time of the Merger (“Effective Time”) and as a result of the Merger, each share of the Company’s common stock, no par value per share, issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive $49.38 in cash, without interest (the “Merger Consideration”). Shares of the Company’s common stock held by any of the Parent Parties will not be entitled to receive the Merger Consideration.

Pursuant to the Merger Agreement, at the Effective Time, the Company will cause each outstanding option to purchase one share of the Company’s common stock, whether vested or unvested, to represent the right to receive a payment in cash, without interest, equal to the product of the excess, if any, of the Merger Consideration over the exercise price of the option, multiplied by the number of shares subject to such option, and to no longer represent the right to purchase any shares of the Company’s common stock or any other equity security of the Company.

Pursuant to the Merger Agreement, immediately prior to the Effective Time, each then-outstanding share of the Company’s common stock subject to time-based, performance or other vesting or lapse restrictions pursuant to any stock or incentive plan of the Company will fully vest automatically such that each holder of such restricted shares will be entitled to 100% of the shares of the Company’s common stock underlying such restricted shares and the holder thereof will receive an amount in cash equal to the Merger Consideration for each such restricted share.

The Merger Agreement provides that, upon consummation of the Merger, the board of directors and officers of the surviving company will initially consist of the directors and officers of Merger Sub immediately before the Effective Time.

The shareholders of the Company will be asked to vote on the approval of the Merger Agreement and the Merger at a special shareholder meeting that will be held on a date to be announced as soon as practicable following the required Securities and Exchange Commission (“SEC”) proxy clearance process. The closing of the Merger is subject to a condition that the Merger Agreement be approved by the affirmative vote of the holders of a majority of all of the outstanding shares of the Company’s common stock entitled to vote thereon at such meeting (the “Company Shareholder Approval”). Consummation of the Merger is also subject to the absence of any order, injunction or decree or any statute, rule or regulation that prohibits the consummation of the Merger, the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and other customary closing conditions. Each party’s obligation to consummate the Merger also is subject to certain additional conditions that include the accuracy of the other party’s representations and warranties and the other party’s compliance with its covenants and agreements contained in the Merger Agreement (in each case subject to certain materiality qualifiers).

The Merger Agreement contains representations and warranties customary for transactions of this type. The Company has agreed to various customary covenants and agreements, including, among others, agreements to conduct its business in the ordinary course of business consistent with past practice during the period between the execution of the Merger Agreement and the Effective Time and not to engage in certain kinds of transactions during this period.

Each of the parties is required to use its reasonable best efforts to take all actions reasonably necessary to obtain all necessary waivers, consents, approvals or expirations or terminations of waiting periods as may be required by law or any governmental entity. Each of Parent and the Company is required to use its reasonable best efforts to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order by any governmental entity that would restrain, prevent or delay consummation of the transactions contemplated by the Merger Agreement. Parent is also required to use its reasonable best efforts to avoid or eliminate any impediments under any antitrust laws, including by effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of assets of Parent or the Company, or otherwise committing to take actions after the Effective Time that would limit Parent’s freedom of action with respect to, or its ability to operate or retain, certain assets of Parent or the Company, provided that Parent will not be required to take any action that would result in a material reduction in the reasonably anticipated economic benefits to it contemplated by the Merger Agreement measured over a commercially reasonable period.

The Company is subject to customary restrictions on the ability of the Company to solicit third-party proposals relating to alternative transactions or provide information or enter into discussions in connection with alternative transactions, subject to certain exceptions to permit the Company’s Board of Directors to comply with its fiduciary duties.

Notwithstanding the limitations applicable pursuant to these restrictions, prior to the Company Shareholder Approval, under specified circumstances the Board of Directors of the Company may change its recommendation to the shareholders of the Company regarding approval of the Merger Agreement in connection with an alternative acquisition proposal that is a binding, written offer capable of acceptance that the Board of Directors of the Company determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes a Superior Proposal (as defined in the Merger Agreement), in which case the Company may also terminate the Merger Agreement to enter into such Superior Proposal upon payment of the appropriate termination fee, as discussed below. Before the Board of Directors of the Company may change its recommendation or terminate the Merger Agreement in connection with a Superior Proposal, the Company must provide Parent with five business days’ notice during which Parent may propose changes to the terms and conditions of the Merger Agreement, subject to additional notices of five business days in the event of a material change to such Superior Proposal.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified customary circumstances, the Company will be required to pay Parent a termination fee of $75 million. The termination fee will be payable if (i) the Merger Agreement is terminated in connection with the failure of the Merger to close by a certain date (subject to multiple extensions, in certain circumstances), the failure of the shareholders of the Company to approve the Merger or a breach of the Merger Agreement by the Company and (ii) within 12 months of the termination of the Merger Agreement, the Company enters into an alternative acquisition agreement in respect of a proposal made prior to the termination of the Merger Agreement. Additionally, if the Merger Agreement is terminated by the Company in connection with its acceptance of a Superior Proposal, or by Parent in connection with the Board of Directors of the Company failing to recommend the Merger to the Company’s shareholders, or otherwise withdrawing, modifying or failing to reaffirm such recommendation, then the termination fee will be payable by the Company to Parent.

The Merger Agreement also provides that Parent will be required to pay the Company a termination fee of $200 million if the Merger Agreement is terminated under certain circumstances in which there has been a failure to obtain required antitrust clearance and in which the Company has otherwise satisfied its closing conditions.

In addition to the foregoing termination rights, and subject to certain limitations, Parent or Company may terminate the Merger Agreement if the Merger is not consummated by March 31, 2014, provided that such date may be extended automatically for a three-month period (and a subsequent three-month period at the election of either Parent or the Company) if substantially all conditions to closing have been satisfied or are capable of being satisfied at closing other than the receipt of required regulatory approvals, including the expiration or termination of any applicable waiting period under the HSR Act, and the absence of any order, injunction or decree preventing the completion of the Merger.

The representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, attached hereto as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the proposed Merger, on July 8, 2013, the Company adopted the Executive Officer Incentive Bonus Plan (the “Plan”). Pursuant to the Plan each of the executive officers of the Company will be eligible for an incentive bonus equal to 35% of their current base salary (resulting in bonuses to Thomas W. Dickson, Frederick J. Morganthall, II, John B. Woodlief and Rodney C. Antolock of $262,500, $188,125, $175,000 and $156,625, respectively). The incentive bonuses will be payable in a single lump sum cash payment on the date of the closing of the Merger (the “Payment Date”), to executive officers who remained continuously employed by the Company or its subsidiaries or affiliates through the Payment Date. In the event the participating executive’s employment terminates prior to the Payment Date or if the Merger does not occur and the Merger Agreement is terminated, no incentive bonus will be paid pursuant to the Plan.

Item 8.01 Other Events.

On July 9, 2013, the Company and Parent issued a joint press release. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

This filing may be deemed to be solicitation materials in respect of the proposed acquisition of the Company by Parent. In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s shareholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Shareholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://www.harristeetersupermarkets.com or by directing a request to: Harris Teeter Supermarkets, Inc., 701 Crestdale Road, Matthews, North Carolina 28105, Attn: Secretary of the Corporation.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form

10-K for the fiscal year ended October 2, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on January 4, 2013.

Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “forecast” and other similar words. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and timing of certain events to differ materially from the information in the forward-looking statements. The following factors, among others, could cause actual results to differ from such statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the failure to receive, on a timely basis or otherwise, the required approvals by the Company’s shareholders and government or regulatory agencies; the risk that a closing condition to the proposed Merger may not be satisfied; and other economic, business, competitive, and regulatory factors affecting the businesses of the Company generally, including those set forth in the filings of the Company with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its annual reports on Form 10-K and quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. The Company assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
2.1	Agreement and Plan of Merger, dated as of July 8, 2013, by and among The Kroger Co., Hornet Acquisition, Inc. and Harris Teeter Supermarkets, Inc.*
99.1	Joint Press Release issued by Harris Teeter Supermarkets, Inc. and The Kroger Co. on July 9, 2013
*	Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted exhibits or schedules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS TEETER SUPERMARKETS, INC.

By:	/S/ JOHN B. WOODLIEF John B. Woodlief Executive Vice President and Chief Financial Officer

Dated: July 9, 2013

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
2.1	Agreement and Plan of Merger, dated as of July 8, 2013, by and among The Kroger Co., Hornet Acquisition, Inc. and Harris Teeter Supermarkets, Inc.*

99.1	Joint Press Release issued by Harris Teeter Supermarkets, Inc. and The Kroger Co. on July 9, 2013
*	Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted exhibits or schedules.